Exhibit 99.1

FFBW, Inc. Announces June 30, 2019 Financial Results

Quarterly Earnings Continue Double-Digit Growth

Brookfield, WI, July 25, 2019 – FFBW, Inc. (Nasdaq: FFBW) (the “Company”), the parent company of First Federal Bank of Wisconsin (the “Bank”), a federally chartered stock savings bank offering full-service commercial banking, retail banking and residential lending, today announced unaudited financial results for the three and six months ended June 30, 2019. The June 30, 2019 results showed significant period-over-period earnings growth, continued strong asset quality, and continued loan portfolio realignment in accordance with strategy. For the quarter ended June 30, 2019, net income was $388,000, or $0.06 per share, compared with net income of $353,000, or $0.06 per share, for the same respective period last year.

“Core earnings continue to improve nicely as we further develop our community bank model serving the commercial and consumer banking needs, as well as the residential lending needs of our customers,” stated Edward H. Schaefer, President and CEO of First Federal Bank of Wisconsin.

Second Quarter 2019 Highlights

•

Continued earnings growth. Quarterly earnings improved 10% to $388,000 in the second quarter of 2019 from $353,000 in the second quarter of 2018. Excluding prior year one-time adjustments (1), quarterly earnings improved more than 55% while year-to-date earnings grew 70%.

•

Continued strong asset quality. Nonperforming assets increased slightly to $1.1 million at June 30, 2019 from $968,000 as of June 30, 2018. Although the nonperforming assets increased slightly, all but one loan is contractually current on payments.

•

Continued balance sheet realignment. Although total loans balances remain steady at June 30, 2019 compared to June 30, 2018, the composition of the portfolio is further diversifying as the Company is executing its strategy as a community bank concentrating on commercial and consumer banking in addition to residential lending. Commercial loans increased $18.2 million, or 23%, while residential real estate and consumer loans decreased by $17.8 million, or 15%, resulting in a shift from 40% commercial loans to 49% of the loan portfolio in the last twelve months.

Income Statement and Balance Sheet Overview

Total interest and dividend income increased $110,000, or 4.1%, to $2.8 million for the second quarter of 2019 compared to $2.7 million for the same quarter in the prior year. Excluding prior year one-time adjustments (1), total interest and dividend income increased $227,000, or 8.4%. Average interest-earning assets decreased $207,000, or 0.08%, to $245.9 million for the quarter ended June 30, 2019 compared to $246.1 million for the quarter ended June 30, 2018, and the weighted average yield on interest-earning assets increased 18 basis points for the same period. Excluding the prior year one-time adjustments (1), the weighted average yield increased 37 basis points quarter to quarter.

Total interest expense increased $266,000, or 58.1%, to $724,000 for the quarter ended June 30, 2019 compared to $458,000 for the quarter ended June 30, 2018. Average interest-bearing liabilities decreased $1.5 million, or 0.8%, to $177.6 million for the quarter ended June 30, 2019 from $179.1 million for the quarter ended June 30, 2018. The rate paid on interest-bearing liabilities increased 61 basis points to 1.63% for the quarter ended June 30, 2019 compared to 1.02% for the quarter ended June 30, 2018. The increase in average cost of funds was primarily the result of rising interest rates and competition within our market.

Net interest margin was 3.38% for the three months ended June 30, 2019, compared to the adjusted 3.41% for the three months ended June 30, 2018, a decrease of three basis points after backing out the nonaccrual interest in the prior year period(1).

The loan loss provision was $85,000 for the quarter ended June 30, 2019 compared to $189,000 the quarter ended June 30, 2018. At June 30, 2019, our allowance for loan loss was $2.3 million, or 1.15%, of total loans. Management believes the allowance is adequate for future probable losses.

Noninterest income increased $110,000, or 68.3% to $271,000 for the three months ended June 30, 2019 compared to $161,000 for the three months ended June 30, 2018. The increase was due primarily to increased gains from sales of loans to the secondary market.

Noninterest expense decreased $19,000 to $1.8 million for the three months ended June 30, 2019 compared to $1.8 million for the three months ended June 30, 2018. This was primarily due to a decrease of $108,000, or 9.5%, in salaries and employee benefits due to staffing efficiencies and vacancies, partially offset by increases in technology and professional fees.

Total assets decreased $7.6 million to $258.3 million at June 30, 2019 from $265.9 million at June 30, 2018. This decrease was primarily due to the decrease in available for sale securities of $11.7 million, partially offset by increases in cash and cash equivalents of $3.0 million and in loans held for sale of $2.0 million.

Nonaccrual loans increased to $1.1 million, or 0.57% of total loans, at June 30, 2019, from $968,000, or 0.50% of total loans, at June 30, 2018. All but one nonaccrual loan is contractually current. Non-performing assets increased to $1.2 million, or 0.46% of total assets, at June 30, 2019 compared to $968,000, or 0.36% of total assets, at June 30, 2018.

The following table presents the estimated regulatory capital ratios for the Company, the Bank, and the minimum requirements for the Bank at June 30, 2019.

At June 30, 2019	Company	Bank	Minimum Requirement For Capital Adequacy Purposes	Minimum Requirement to Be Well Capitalized Under Prompt Corrective Action Provisions
Tier 1 leverage ratio	23.2%	19.0%	4.0%	5.0%
Common equity Tier 1 capital ratio	29.8%	24.5%	4.5%	6.5%
Tier 1 capital ratio	29.8%	24.5%	6.0%	8.0%
Total capital ratio	31.0%	25.6%	8.0%	10.0%

(1)

In the second quarter of 2018, the Company received $136,000 of additional interest from loans that had paid off that were previously on nonaccrual status, increasing the weighted yield for the quarter by 29 basis points.

About the Company

FFBW, Inc. is the holding company for First Federal Bank of Wisconsin, a wholly owned subsidiary. The Company’s stock trades on the NASDAQ Capital Market under the symbol “FFBW.”  First Federal Bank of Wisconsin is a full-service federally chartered stock savings bank based in Waukesha, Wisconsin, servicing customers in Waukesha and Milwaukee Counties in Wisconsin through four branch locations.

Cautionary Statement Regarding Forward-Looking Statements

This release contains forward-looking statements, which can be identified by the use of words such as “estimate,” “project,” “believe,” “intend,” “anticipate,” “plan,” “seek,” “expect” and words of similar meaning. These forward-looking statements include but are not limited to: statements of our goals, intentions and expectations; statements regarding our business plans, prospects, growth and operating strategies; statements regarding the quality of our loan and investment portfolios; and estimates of our risks and future costs and benefits. These forward-looking statements are based on current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: general economic conditions, either nationally or in our market areas, that are worse than expected; changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan losses; our ability to access cost-effective funding; fluctuations in real estate values and both residential and commercial real estate market conditions; demand for loans and deposits in our market area; our ability to implement and change our business strategies; competition among depository and other financial institutions; inflation and changes in the interest rate environment that reduce our margins and yields, our mortgage banking revenues, the fair value of financial instruments or our level of loan originations, or increase the level of defaults, losses and prepayments on loans we have made and make; adverse changes in the securities or secondary mortgage markets; changes in laws or government regulations or policies affecting financial institutions, including changes in regulatory fees and capital requirements, including as a result of Basel III; the impact of the Dodd-Frank Act and the implementing regulations; changes in the quality or composition of our loan or investment portfolios; technological changes that may be more difficult or expensive than expected; the inability of third-party providers to perform as expected; our ability to manage market risk, credit risk and operational risk in the current economic environment; our ability to enter new markets successfully and capitalize on growth opportunities; our ability to successfully integrate into our operations any assets, liabilities, customers, systems and management personnel we may acquire and our ability to realize related revenue synergies and cost savings within expected time frames, and any goodwill charges related thereto; changes in consumer spending, borrowing and savings habits; changes in accounting policies and practices, as may be adopted by the bank regulatory agencies, the Financial Accounting Standards Board, the Securities and Exchange Commission or the Public Company Accounting Oversight Board; our ability to retain key employees; our compensation expense associated with equity allocated or awarded to our employees; and changes in the financial condition, results of operations or future prospects of issuers of securities that we own. Because of these and a wide variety of other uncertainties, our actual future results may be materially different from the results indicated by these forward-looking statements.

Contact: Nikola B. Schaumberg, CFO

(262) 542-4448

FFBW, Inc.

Balance Sheets

June 30, 2019 (Unaudited) and December 31, 2018

(In thousands, except share data)

	June 30,	December 31,
Assets	2019	2018
Cash and due from banks	$4,351	$1,746
Fed funds sold	1,046	2,742
Cash and cash equivalents	5,397	4,488
Available for sale securities, stated at fair value	43,478	43,751
Loans held for sale	1,951	679
Loans, net of allowance for loan and lease losses of $2,252 and $2,118, respectively	193,001	198,694
Premises and equipment, net	4,888	5,057
Foreclosed assets	84	69
FHLB stock, at cost	609	739
Accrued interest receivable	777	768
Cash value of life insurance	7,105	7,007
Other assets	1,034	1,474
TOTAL ASSETS	$258,324	$262,726

Liabilities and Equity

Deposits	$177,553	$183,205
Advance payments by borrowers for taxes and insurance	771	55
FHLB advances	15,750	17,750
Accrued interest payable	620	70
Other liabilities	2,446	1,284
Total liabilities	$197,140	$202,364
Preferred stock ($0.01 par value, 1,000,000 authorized, no shares issued or outstanding as of June 30, 2019 and December 31, 2018, respectively)	$-	$-
Common stock ($0.01 par value, 19,000,000 authorized, 6,706,742 issued and outstanding as of June 30, 2019 and December 31, 2018, respectively)	67	67
Additional paid in capital	28,489	28,326
Unallocated common stock of Employee Stock Ownership Plan ("ESOP") (236,823 and 243,303 shares at June 30, 2019 and December 31, 2018, respectively)	(2,368)	(2,433)
Retained earnings	35,632	34,995
Accumulated other comprehensive income (loss), net of income taxes	235	(593)
Less common stock repurchased, 82,055 and 0 shares at cost, at June 30, 2019 and December 31, 2018, respectively	(871)	-
Total equity	$61,184	$60,362
TOTAL LIABILITIES AND EQUITY	$258,324	$262,726

FFBW, Inc.

Statements of Income

Three and Six Months Ended June 30, 2019 and 2018 (Unaudited)

(In thousands, except share data)

	Three months ended June 30,		Six months ended June 30,
	2019	2018	2019	2018
Interest and dividend income:
Loans, including fees	$2,497	$2,326	$4,945	$4,294
Securities
Taxable	282	339	557	679
Tax-exempt	4	14	6	37
Other	21	15	46	31
Total interest and dividend income	2,804	2,694	5,554	5,041
Interest expense:
Interest-bearing deposits	633	342	1,232	688
Borrowed funds	91	116	179	169
Total interest expense	724	458	1,411	857
Net interest income	2,080	2,236	4,143	4,184
Provision for loan losses	85	189	155	304
Net interest income after provision for loan losses	1,995	2,047	3,988	3,880
Noninterest income:
Service charges and other fees	64	51	99	111
Net gain on sale of loans	127	36	168	75
Net gain (loss) on sale of securities	5	1	(3)	9
Increase in cash surrender value of insurance	51	49	98	95
Other noninterest income	24	24	49	47
Total noninterest income	271	161	411	337
Noninterest expense:
Salaries and employee benefits	1,031	1,139	2,128	2,196
Occupancy and equipment	242	226	484	459
Data processing	169	158	344	310
Technology	79	49	157	104
Foreclosed assets, net	1	(9)	2	37
Professional fees	104	57	216	175
Other noninterest expense	126	151	229	323
Total noninterest expense	1,752	1,771	3,560	3,604
Income before income taxes	514	437	839	613
Provision for income taxes	126	84	202	137
Net income	$388	$353	$637	$476

Earnings per share
Basic	$0.06	$0.06	$0.10	$0.07
Diluted	$0.06	$0.06	$0.10	$0.07

FFBW, Inc.

Statements of Income

(In thousands, except share data)

	For the Quarter Ended
	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018
Total interest and dividend income	$2,804	$2,750	$2,817	$2,738	$2,700
Total interest expense	724	687	645	607	458
Net interest income	2,080	2,063	2,172	2,131	2,242
Provision for loan losses	85	70	98	111	189
Net interest income after provision for loan losses	1,995	1,993	2,074	2,020	2,053
Total noninterest income	271	140	39	250	200
Total noninterest expense	1,752	1,808	1,810	1,810	1,816
Income before income taxes	514	325	303	460	437
Provision for income taxes	126	76	70	111	84
Net income	$388	$249	$233	$349	$353

Earnings per share
Basis	$0.06	$0.04	$0.04	$0.05	$0.06
Diluted	$0.06	$0.04	$0.04	$0.05	$0.06

FFBW, Inc.

Non-performing Assets

(In thousands)

	June 30, 2019 and Six Months Then Ended	December 31, 2018 and Twelve Months Then Ended	December 31, 2017 and Twelve Months Then Ended

Nonperforming assets:
Nonaccrual loans	$1,117	$720	$1,243
Accruing loans past due 90 days or more	-	-	-
Total nonperforming loans ("NPLs")	1,117	720	1,243
Foreclosed assets	84	69	619
Total nonperforming assets ("NPAs")	$1,201	$789	$1,862
Troubled Debt Restructurings ("TDRs")	$1,400	$1,201	$1,630
Nonaccrual TDRs	$1,100	$700	$969
Average outstanding loan balance	$200,246	$189,233	$170,577
Loans, end of period	$195,405	$200,898	$173,229
ALLL, at beginning of period	$2,118	$1,800	$1,478
Loans charged off:
Commercial	-	(24)	-
Residential real estate and consumer	(21)	(172)	(133)
Total loans charged off	(21)	(196)	(133)
Recoveries of loans previously charged off:
Commercial	-	-	-
Residential real estate and consumer	-	1	36
Total recoveries of loans previously charged off	-	1	36
Net loans charged off ("NCOs'")	(21)	(195)	(97)
Additions to ALLL via provision for loan losses charged to operations	155	513	419
ALLL, at end of period	$2,252	$2,118	$1,800
Ratios:
ALLL to NCOs (annualized)	5440.34%	1086.15%	1855.67%
NCOs (annualized) to average loans	0.02%	0.10%	0.06%
ALLL to total loans	1.15%	1.05%	1.04%
NPL to total loans	0.57%	0.36%	0.72%
NPAs to total assets	0.46%	0.30%	0.73%
Total Assets	$258,324	$262,726	$256,481

FFBW, Inc.

Yield and Cost

	For the Three Months Ended June 30,
	2019			2018
	Average Outstanding Balance	Interest	Yield/ Rate	Average Outstanding Balance	Interest	Yield/ Rate
	(in thousands)			(in thousands)
Interest-earning assets:
Loans	$199,235	$2,497	5.01%	$185,665	$2,326	5.01%
Available for sale securities	43,501	286	2.63%	57,490	353	2.46%
Interest-bearing deposits	2,486	13	2.09%	2,071	3	0.58%
FHLB stock	638	8	5.02%	841	12	5.71%
Total interest-earning assets	245,860	2,804	4.56%	246,067	2,694	4.38%
Noninterest-earning assets	15,891			15,901
Allowance for loan losses	(2,219)			(1,855)
Total assets	$259,532			$260,113

Interest-bearing liabilities:
Demand accounts	$8,662	26	1.20%	$4,817	4	0.33%
Money market accounts	40,373	132	1.31%	52,327	103	0.79%
Savings accounts	13,755	4	0.12%	15,196	7	0.18%
Health savings accounts	11,199	8	0.29%	11,642	6	0.21%
Certificates of deposit	87,112	463	2.13%	69,890	222	1.27%
Total interest-bearing deposits	161,101	633	1.57%	153,872	342	0.89%
Borrowings	16,492	91	2.21%	25,197	116	1.84%
Total interest-bearing liabilities	177,593	724	1.63%	179,069	458	1.02%
Noninterest-bearing deposits	18,790			20,783
Other non-interest bearing liabilities	2,188			1,123
Total liabilities	198,571			200,975
Equity	60,961			59,138
Total liabilities and equity	$259,532			$260,113

Net interest income		2,080			2,236
Net interest rate spread(1)			2.93%			3.36%
Net interest-earning assets(2)	68,267			66,998
Net interest margin(3)			3.38%			3.63%
Average of interest-earning assets to interest-bearing liabilities	138%			137%

(1)	Interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(2)	Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.
(3)	Net interest margin represents net interest income divided by total interest-earning assets.

	For the Six Months Ended June 30,
	2019			2018
	Average Outstanding Balance	Interest	Yield/ Rate	Average Outstanding Balance	Interest	Yield/ Rate
	(in thousands)			(in thousands)
Interest-earning assets:
Loans	$200,246	$4,945	4.94%	$180,390	$4,294	4.76%
Available for sale securities	43,579	563	2.58%	58,451	716	2.45%
Interest-bearing deposits	2,540	29	2.28%	3,293	15	0.91%
FHLB stock	642	17	5.30%	700	16	4.57%
Total interest-earning assets	247,007	5,554	4.50%	242,834	5,041	4.15%
Noninterest-earning assets	16,683			16,414
Allowance for loan losses	(2,182)			(1,835)
Total assets	$260,885			$257,413

Interest-bearing liabilities:
Demand accounts	$9,168	57	1.24%	$4,502	7	0.31%
Money market accounts	40,785	243	1.19%	52,764	185	0.70%
Savings accounts	14,245	9	0.13%	15,329	15	0.20%
Health savings accounts	11,284	17	0.30%	11,596	13	0.22%
Certificates of deposit	87,689	906	2.07%	72,493	468	1.29%
Total interest-bearing deposits	163,171	1,232	1.51%	156,684	688	0.88%
Borrowings	16,544	179	2.16%	19,862	169	1.70%
Total interest-bearing liabilities	179,715	1,411	1.57%	176,546	857	0.97%
Noninterest-bearing deposits	18,256			20,538
Other non-interest bearing liabilities	1,406			1,199
Total liabilities	200,050			198,283
Equity	60,835			59,130
Total liabilities and equity	$260,885			$257,413

Net interest income		4,143			4,184
Net interest rate spread(1)			2.93%			3.18%
Net interest-earning assets(2)	67,292			66,288
Net interest margin(3)			3.35%			3.45%
Average of interest-earning assets to interest-bearing liabilities	137%			138%

(1)	Interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(2)	Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.
(3)	Net interest margin represents net interest income divided by total interest-earning assets.